EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the Nasdaq National Market System.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
10/5/20091	Purchase	$4.719	30,000
10/6/20092	Purchase	4.7536	59,010
10/7/20093	Purchase	4.7509	28,000
10/8/20094	Purchase	4.7369	61,436
10/9/20095	Purchase	4.7639	48,506
10/12/20096	Purchase	5.0391	54,156
10/13/20097	Purchase	5.0507	121,750
10/14/20098	Purchase	5.2459	22,100
10/15/2009	Purchase	5.25	25,296
10/16/20099	Purchase	5.2126	74,100
10/19/200910	Purchase	5.3912	84,082
10/20/200911	Purchase	5.4452	62,600
10/21/200912	Purchase	5.4897	88,579
10/22/200913	Purchase	5.3832	10,000
_______________________________
1 This transaction was executed in multiple trades at prices ranging from $4.64 - 4.78.
2 This transaction was executed in multiple trades at prices ranging from $4.66 - 4.8325.
3 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
4 This transaction was executed in multiple trades at prices ranging from $4.72 - 4.77.
5 This transaction was executed in multiple trades at prices ranging from $4.72 - 4.85.
6 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
7 This transaction was executed in multiple trades at prices ranging from $5.00 - 5.07.
8 This transaction was executed in multiple trades at prices ranging from $5.20 - 5.25.
9 This transaction was executed in multiple trades at prices ranging from $5.08 - 5.33.
10 This transaction was executed in multiple trades at prices ranging from $5.36 - 5.42.
11 This transaction was executed in multiple trades at prices ranging from $5.37 - 5.50.
12 This transaction was executed in multiple trades at prices ranging from $5.42 - 5.50.
13 This transaction was executed in multiple trades at prices ranging from $5.25 - 5.45.

Date	Type	Price	Shares
10/23/200914	Purchase	$5.1271	73,029
10/26/200915	Purchase	5.1907	44,001
10/27/200916	Purchase	5.1826	43,190
10/28/200917	Purchase	4.9534	160,000
10/29/200918	Purchase	4.9779	60,000
10/30/200919	Purchase	4.9098	82,768
11/2/200920	Purchase	4.8311	48,752
11/3/200921	Purchase	4.8604	27,483
11/4/200922	Purchase	4.8598	27,000
11/5/200923	Purchase	4.9206	31,178
11/6/200924	Purchase	4.909	43,600
11/9/200925	Purchase	4.9373	23,227
11/10/200926	Purchase	4.6686	138,818
11/11/200927	Purchase	4.5079	75,700
11/12/200928	Purchase	4.3111	214,100
11/13/200929	Purchase	4.2223	79,052
11/16/200930	Purchase	4.2119	9,998
11/17/200931	Purchase	4.2419	29,242
11/18/200932	Purchase	4.2242	35,600
_______________________________
14 This transaction was executed in multiple trades at prices ranging from $5.05 - 5.25.
15 This transaction was executed in multiple trades at prices ranging from $5.14 - 5.25.
16 This transaction was executed in multiple trades at prices ranging from $5.16 - 5.21.
17 This transaction was executed in multiple trades at prices ranging from $4.76 - 5.15.
18 This transaction was executed in multiple trades at prices ranging from $4.85 - 5.04.
19 This transaction was executed in multiple trades at prices ranging from $4.86 - 4.96.
20 This transaction was executed in multiple trades at prices ranging from $4.75 - 4.94.
21 This transaction was executed in multiple trades at prices ranging from $4.78 - 4.92.
22 This transaction was executed in multiple trades at prices ranging from $4.83 - 4.91.
23 This transaction was executed in multiple trades at prices ranging from $4.79 - 4.97.
24 This transaction was executed in multiple trades at prices ranging from $4.82 - 4.95.
25 This transaction was executed in multiple trades at prices ranging from $4.91 - 4.96.
26 This transaction was executed in multiple trades at prices ranging from $4.58 - 4.94.
27 This transaction was executed in multiple trades at prices ranging from $4.47 - 4.62.
28 This transaction was executed in multiple trades at prices ranging from $4.29 - 4.47.
29 This transaction was executed in multiple trades at prices ranging from $4.14 - 4.32.
30 This transaction was executed in multiple trades at prices ranging from $4.20 - 4.23.
31 This transaction was executed in multiple trades at prices ranging from $4.22 - 4.28.
32 This transaction was executed in multiple trades at prices ranging from $4.22 - 4.28.